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Statement to Investor Certificateholders
for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                                                  1/20/98
Collection Period                                                                      12/01/97 - 12/31/97

Balances and Factors

Beginning Pool Balance                                                                      355,785,832.57
Beginning Invested Amount                                                                   345,017,310.39
Beginning Investor Certificate Principal Balance                                            339,729,588.39

Ending Pool Balance                                                                         347,939,184.84
Ending Invested Amount                                                                      338,127,114.86
Ending Investor Certificate Principal Balance                                               332,839,392.86

Pool Factor                                                                                      0.6924028

Rates and Percentages
Certificate Rate                                                                                     6.239%
Floating Allocation Percentage                                                                       96.97%

Collections
Interest Collections (net of Servicing Fee)                                                   3,061,466.12
Total Principal Collections                                                                  16,642,087.37
   Principal Collections(Net of TDA)                                                         16,642,087.37
   Transfer Deposit Amounts                                                                           0.00

Servicer Advances                                                                                     0.00
Policy Draw Amount                                                                                    0.00
Deficiency Amount                                                                                     0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                                                 3.5519588
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   Investor Certificate Interest                                                                 3.5519588
   Carryover Amount                                                                              0.0000000
   Interest on Carryover Amount                                                                  0.0000000
   Overdue Investor Certificate Interest                                                         0.0000000
   Interest on Overdue Investor Certificate Interest                                             0.0000000

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Total Investor Certificate Principal Distribution                                               14.3336111
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   Principal Distribution Amount                                                                14.2580773
   Investor Certificate Liquidation Loss Amount*                                                 0.0755338

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Total Investor Certificate Distribution                                                         17.8855699
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Other Distributions
Servicing Fee                                                                                   148,244.10
Reimbursement of previous Servicer Advances                                                           0.00

Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                                     0.00
Current Period Liquidation Loss Amounts                                                          37,443.81
Current Period Investor Certificate Liquidation Loss Amounts                                     36,309.26
Accumulated Charge Off Amounts                                                                        0.00
Accumulated Liquidation Loss Amounts                                                          1,130,586.48
Accumulated Investor Certificate Liquidation Loss Amounts                                     1,091,757.52

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30-59 Days Delinquent
  # of Accounts                                                                                        147
  Principal Balance                                                                           3,942,315.60

60-89 Days Delinquent
  # of Accounts                                                                                         51
  Principal Balance                                                                           1,389,643.70

90 and Greater Days Delinquent
  # of Accounts                                                                                         39
  Principal Balance                                                                           1,061,719.09

REO
  # of Accounts                                                                                          1
  Principal Balance                                                                              66,876.02
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                                              0.00

Unreimbursed Servicer Advances                                                                        0.00

Unreimbursed Liquidation Loss Amount                                                                  0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                                        955,317.65

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                    0.00


*to be paid to Investor Certificateholders

First Union National Bank, as Successor to
Signet Bank, as Seller and Servicer

Signed___________________________
Name: Mary Therese Whittaker
Title: Vice President


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